                                                                     Exhibit 5.1

                       Venable, Baetjer and Howard, LLP
                             2010 Corporate Ridge
                                   Suite 400
                            McLean, Virginia  22102


                               October 27, 2000


Integral Systems, Inc.
5000 Philadelphia Way
Lanham, Maryland  20706

Ladies and Gentlemen:

          We have acted as counsel for Integral Systems, Inc., a Maryland corporation (the "Company"), in connection with a registration statement on Form S-3 of the Company (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on October 27, 2000, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the registration of 650,000 shares of common stock, par value $0.01 per share, of the Company (the "Shares") for resale by that certain stockholder of the Company named in the Registration Statement (the "Selling Stockholder").

          In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinion set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Articles of Restatement and Bylaws, as amended, of the Company, as currently in effect; (iii) the Agreement and Plan of Reorganization dated August 31, 2000 among the Company, SAT Corporation, ISI Acquisition Corporation and the Selling Stockholder; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares and the transactions described by the Registration Statement; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Based upon the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholder are duly authorized, validly issued, fully paid and nonassessable.

Integral Systems, Inc.
October 27, 2000
Page 2


          The law covered by the foregoing opinion is limited to the corporate laws of the State of Maryland pertaining to matters such as the issuance of stock, but not including the "securities" or "blue sky" law of the State of Maryland and without regard to the principles of conflicts of laws thereof, and is based upon and limited to the laws and regulations in effect as of the date hereof. We assume no obligation to update the opinion set forth herein.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ Venable, Baetjer and Howard, LLP